Exhibit 3.59.3

Form LLC-5.25 January 2000	Illinois Limited Liability Company Act Articles of Amendment	This space for use by Secretary of State

Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 351, Howlett Building Springfield, IL 62756 http://www.sos.state.il.us	Filing Fee (see instructions). SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	[FILED]

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date 03.05.2002 Assigned File # 00059226 Filing Fee $100.00 Approved:
1.	Limited Liability Company name Chippewa Valley, L.L.C.

2.	File number assigned by the Secretary of State: 00059226

3.	These Articles of Amendment are effective on ☐ the file date or a later date being ________________________, not to exceed 30 days after the file date.

4.	The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.)
☐ a)	Admission of a new member (give name and address below)

☐ b)	Admission of a new manager (give name and address below)

☐ c)	Withdrawal of a member (give name below)

☐ d)	Withdrawal of a manager (give name below)

☑e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☑f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)

☐ g)	Change in the limited liability company’s name (list below)

☐ h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☑ i)	Other (give information below) MANAGERS ADDRESSES
2 N. LaSalle Street Suite 725 Chicago, IL 60602 Cook County

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3)		☑ Yes	☐ No

	a)	Not less than minimum number of managers so approved.	☑ Yes	☐ No

	b)	Member action was not required.	☑ Yes	☐ No

6.	This amendment was adopted by the members. S. 5-25(4) Not less than minimum number of members so approved.		☐ Yes	☑ No

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated	1-8	,	2002.
	(Month & Day)		(Year)

/s/ Zev Karkomi
(Signature)

Zev Karkomi, Manager
(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: *	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $25. If other changes are reported, the filing fee is $100.